EXHIBIT 10.4

PLEDGE AMENDMENT

     This Pledge Amendment, dated March 31, 2005, is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated August 1, 2002, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent (the “Pledge Agreement”) and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

NAVARRE CORPORATION, as Pledgor
By:	/s/ James G. Gilbertson
	Name:	James G. Gilbertson
	Title:	Chief Financial Officer

					Percentage of
		Class	Certificate		Outstanding
Name and of Pledgor	Pledged Entity	of Stock	Number(s)	Number of Shares	Shares
Navarre Corporation	Encore Software, Inc.	Common	4	20,000	20%

Initial
Maker/Obligor	Principal Amount	Issue Date	Maturity Date	Interest Rate